EXHIBIT 10.1
COMMERCIAL PAPER DEALER AGREEMENT
THIS COMMERCIAL PAPER DEALER AGREEMENT, dated as of June 12, 2007, between CITIGROUP GLOBAL MARKETS INC. (the “Dealer”) and HARRIS CORPORATION (the “Company”).
WHEREAS, the Company desires to issue its short-term promissory notes in the United States commercial paper market,
WHEREAS, the Company has requested the Dealer to act on a non-exclusive basis as a dealer therefor and the Dealer has indicated its willingness to do so on the terms and conditions contained herein,
NOW THEREFORE, the Dealer and the Company hereby agree as follow:
1.	The Notes. The term “Notes” means short-term promissory notes of the Company, each such note (a) having a maturity at the time of issuance of not more than 270 days (exclusive of days of grace) and (b) not containing any provision for automatic “rollover”. The proceeds from the sale of the Notes will be used by the Company for “current transactions” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”). The Notes will be issued in such face or principal amounts (but not less than $100,000 each) and will bear such interest rates (if interest-bearing) or be sold at such discounts, if any, from their face amounts, as shall be approved in writing in advance by the Company in its sole discretion. Nothing herein shall limit or otherwise affect the ability of the Company to issue, place and/or sell short-term promissory notes which are issued in reliance on an exemption from registration under the 1933 Act other than that provided by Section 3(a)(3) thereof.
2.	Appointment of Dealer. The Company hereby appoints the Dealer to be a non-exclusive dealer in respect of the Notes and the Dealer accepts such appointment subject to the terms and conditions set forth herein. Although (a) the Company has and shall have no obligation to permit the Dealer to purchase any Notes or arrange any sale of Notes for the account of the Company, and (b) the Dealer has and shall have no obligation to purchase any Notes or arrange any sale of Notes for the account of the Company, the parties hereto agree that any purchase of Notes by the Dealer and any sale of Notes arranged by the Dealer will be effected in reliance on, among other things, the representations, warranties, covenants and agreements of the Company contained herein or made pursuant hereto and on the terms and conditions and in the manner herein. From time to time, the Company shall give the Dealer prior written notice of the entity serving as the issuing and paying agent for the Notes (the “Issuing and Paying Agent”). The appointment of the Dealer hereunder is non-exclusive; and, without limiting the generality of the foregoing: (i) the Company currently has appointed, and may at any time or from time to time appoint, one or more other dealers for the Notes; and (ii) the Company may at any time or from time to time sell Notes directly to investors.

3.	Issuance of Notes. (a) Prior to or on the date of a proposed issuance of Notes which are to be purchased (or the purchase of which is to be arranged) by the Dealer, the Dealer and the Company shall confer as to the face or principal amounts, maturities and denominations thereof, the applicable interest rates or the discounts from the face amounts, at which the Notes are to be issued. When the Company has approved such issuance in writing, the Dealer will instruct the Issuing and Paying Agent to deliver executed and countersigned Notes to the persons specified by the Dealer on the date of issuance. (b) The authentication and delivery of Notes pursuant hereto by the Issuing and Paying Agent shall constitute the issuance of such Notes by the Company. The Company agrees that (i) signed Notes in bearer form shall be delivered to the Issuing and Paying Agent and (ii) instructions to the Issuing and Paying Agent to complete, authenticate and deliver such Notes shall be made in the manner prescribed in the agreement between the Company and the Issuing and Paying Agent (as amended from time to time, the “Issuing and Paying Agency Agreement”). Notwithstanding the above provisions, in the event that the Company elects to issue Notes in book entry form through The Depositary Trust Company (“DTC”), delivery of Notes shall be effected pursuant to the procedures in effect from time to time at DTC with respect to commercial paper notes.
4.	Representations and Warranties. The Company represents and warrants: (a) the Company is a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation and has the corporate power and authority to execute and deliver this Agreement, the Issuing and Paying Agency Agreement and the Notes, and to perform and observe the conditions hereof and thereof (b) the execution and delivery and performance of this Agreement and the Issuing and Paying Agency Agreement and the issuance and sale of the Notes have been duly authorized by the Company, and this Agreement and the Issuing and Paying Agency Agreement constitute, and when the Notes have been duly executed by the Company and authenticated and delivered by the Issuing and Paying Agent against payment therefor, such Notes will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other similar laws relating to or affecting generally creditors’ rights or by general equitable principles, or by applicable federal or state securities laws; (c) no consent or action of, or filing or registration with, any governmental or public regulatory body or authority is required to authorize, or is otherwise required to be obtained by the Company in connection with, the execution, delivery or performance of this Agreement, the Issuing and Paying Agency Agreement or the Notes, except such as have already been obtained and such others the failure to obtain of which will not affect the validity or enforceability of any such document or have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries considered as a whole; (d) neither the execution and delivery by the Company of this Agreement, the Issuing and Paying Agency Agreement or the Notes, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Company, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company; (ii) violate any of the terms of the Company’s charter documents or By-laws, or (iii) breach or violate any contract or instrument to which the Company is a party or to which it or its property is bound, or any law or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, to which the Company is subject or by which it or its property is bound which, in the case of any of the foregoing clauses (i) or (iii) would have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries considered as a whole; (e) each Note issued by the Company pursuant to the terms hereof and of the Issuing and Paying Agency Agreement is exempt from the registration requirements of the 1933 Act by reason of Section 3(a)(3) thereof, and neither registration of the Notes under the 1933 Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended, with respect to the Notes will be required in connection with the offer, issuance, sale or delivery of the Notes in accordance with the terms hereof and of the Issuing and Paying Agency Agreement; (f) the Company is neither an “investment company” nor a “company controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended; and (g) there are no actions, suits, proceedings, or investigations pending or, to its knowledge, threatened, against the Company or any of its officers, directors or persons who controls the Company (within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended) or to which any property of the Company is subject, which could in any way materially and adversely affect the validity or enforceability of this Agreement, the Issuing and Paying Agency Agreement or the Notes.

5.	Offering Materials. (a) The Company understands that, in connection with the sale of the Notes, certain materials relating to the Company and its affiliates may be prepared (collectively referred to herein as the “Offering Materials”), which are distributed to purchasers and prospective purchasers of the Notes. To provide a basis for the preparation of the Offering Materials and to assist the Dealer’s normal credit review procedures, the Company shall provide the Dealer (if the Dealer is unable to obtain the same on its own) with copies of (i) its most recent reports of the Company on Forms 10-Q and 10-K filed with the Securities and Exchange Commission (“SEC”), (ii) its most recent annual audited financial statements and each interim financial statements or report prepared subsequent thereto, and (iii) other publicly available recent reports, if any, provided to its respective shareholders. In addition, the Company will provide the Dealer with such other publicly available information as the Dealer may reasonably request for the purpose of its on-going credit review of the Company. Dealer agrees that except as required by law, it shall not release any non-public information provided by the Company without the Company’s prior written consent and such information shall remain confidential.

(b) The Dealer agrees to furnish all Offering Materials to the Company for its written approval prior to the use thereof in offering the Notes. The Dealer shall not use any Offering Materials until it has received written approval from the Company of such Offering Materials, or a limited approval specifying exceptions to the approval. No materials other than the Offering Materials submitted to the Company for approval will be used to offer the Notes. The Company’s approval shall not apply to information not relating to the Company provided by the Dealer for inclusion in the Offering Materials, and the Dealer’s use of Offering Materials containing information not approved by the Company shall constitute the Dealer’s approval of such information. A written approval by the Company shall constitute a representation that the Offering Materials, as to that portion specifically approved, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
6.	Repetition of Representations and Warranties. Each sale of Notes by the Company hereunder shall be deemed to be a representation and warranty by it that, as of the date of such sale, (a) the representations, warranties and covenants of the Company contained in Sections 4 and 5(b), are true and correct, and (b) the Issuing and Paying Agent has not resigned, or been terminated or replaced.

7.	Conditions Precedent to Dealer’s Obligations. As conditions precedent to any obligations of the Dealer hereunder, the Company shall furnish to the Dealer the following documents, in form and substance satisfactory to the Dealer: (a) a true and complete copy of the Issuing and Paying Agency Agreement; (b)(i) a certified copy of resolutions, duly adopted by the Board of Directors of the Company authorizing the issuance and sale of the Notes and (ii) a certificate as to the incumbency and signatures of certain officers authorized to act on behalf of the Company; and the acceptance by the Company of proceeds from each sale of Notes hereunder shall be deemed to constitute a representation and warranty by the Company that such certificates are accurate and complete and that such resolutions are in full force and effect, in each case, as of the date of such acceptance of proceeds; and (c) an opinion of counsel to the Company, in the form attached hereto as Exhibit A.

8.	Covenants of the Company. The Company covenants and agrees that: (a) for the benefit of the Dealer and the holders from time to time of the Notes, the Company will not permit to become effective any amendment, supplement, rider, waiver or consent to the Issuing and Paying Agency Agreement or any document prepared in connection therewith might adversely affect the interests of the holder of any Note then outstanding. The Company will give the Dealer written notice of any such proposed amendment, supplement, rider, waiver or consent at least ten days prior to the effective date thereof and (b) the Company agrees to furnish prior notice to the Dealer of any proposed resignation, termination or replacement of the Issuing and Paying Agent.

9.	Indemnification. (a) The Company will indemnify and hold harmless the Dealer and any affiliate, director, officer, employee or agent of the Dealer and any party who “controls” the Dealer within the meaning of Section 15 of the 1933 Act (each, an “Indemnified Party”) against any and all liabilities, losses, damages, claims, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) (i) arising out of or based upon any allegation that any portions of any Offering Material approved in writing by the Company or any information provided to the Dealer hereunder by the Company specifically for inclusion in the Offering Materials includes an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnification shall not apply to the extent that the liability, loss, damages, claims, costs and expenses arise from (1) the inclusion by any Indemnified Party in any Offering Material of statements that have not been approved by the Company pursuant to Section 5 of this Agreement, (2) an untrue statement of a material fact or an omission to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; to the extent that the liability, loss, damages, claims, costs and expenses arise by reason of the failure of the Indemnified Party to provide Offering Materials in connection with the offering of the Notes and such failure of delivery by the Indemnified Party of the Offering Materials would have caused such untrue statement or omission to give rise to such liability, loss, damages, claims, cost or expense.
(b) The Dealer shall promptly notify the Company in writing of any action or claim asserted against any Indemnified Party as to which indemnification may be required. The Company shall thereupon assume the defense thereof, including the employment of counsel and the payment of all expenses. The Company shall have no obligation to indemnify against any settlement, costs or expenses incurred prior to the delivery of written notice of a claim to the Company. The Dealer (but not other Indemnified Parties) shall have the right to employ separate counsel and to participate in the defense thereof, but such participation shall be at the Dealer’s expense, unless (i) the Company has specifically authorized in writing the retention of such counsel, (i) the Company has failed to assume the defense and employ counsel after the delivery by the Dealer of written notice as provided above, or (iii) the named parties include the Dealer and the Company, and counsel shall have advised in a written legal opinion that representation of both parties by the same counsel would be prohibited under applicable standards of professional conduct due to actual or potential differing interests between them (in which case the Company shall not assume the defense, provided that Company shall not be responsible for the fees of more than one separate firm of attorneys for all actions arising out of the same general allegations or circumstances in any one jurisdiction and such counsel shall be satisfactory to the Company which approval shall not be reasonably withheld). The Company shall not be liable for any settlement of any such action or claim affected without its prior written consent, but if settled with written consent or if there is a final judgment, the Company agrees to indemnify and hold harmless the Dealer against any loss or liability by reason of such approved settlement or judgment.

(c) The Dealer will indemnify and hold harmless the Company against any and all losses, claims, damages, liabilities costs and expenses arising out of or are based upon any allegations that written information approved by the Dealer for use in the Offering Material including untrue statements. This indemnity obligation is in addition to any liability that the Dealer will otherwise have. If any claim is brought against the Company, the Dealer shall have the same rights and duties given to the Company and the Company shall have the same rights and duties given to the Dealer by paragraph (b) above.

(d) If the indemnification provided for in this section is unavailable, or insufficient to hold harmless an indemnified party hereunder, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses referred to in Subsection (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on one hand and the Dealer on the other from the offering of the Notes, or (ii) if the allocation provided in (i) above is not permitted pursuant to applicable law (or to the extent that the contribution allocated is unobtainable from one or more contributing parties), in such proportion as is appropriate to reflect not only the relative benefits referred to in (i) above, but also the relative fault of the Company on the one hand and the Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as other relevant equitable considerations. The relative benefits received by the Dealer on the one hand and the Company on the other shall be deemed to be in the same proportion as the total net proceeds from the Note offering (before deducting expenses) received by the Company bear to the total fees received by the Dealer. The relative fault of the Company on the one hand and of the Dealer on the other shall be determined by reference to, among other things, whether the claim relates to information in the Offering Materials approved by the Dealer or the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or action that is the basis for the claim.

10.	Compensation. The Dealer shall be entitled to compensation in the amounts mutually agreed upon (orally or in writing) between the Company and the Dealer from time to time.

11.	Notices. All notices required or permitted under the terms and provisions hereof shall be in writing (which shall include facsimile transmission with receipt confirmed) and shall, unless otherwise provided herein, be effective when received at the address specified below or at such other address as shall be specified in a notice furnished hereunder.
     If to the Company:

Harris Corporation 1025 West NASA Boulevard Melbourne, Florida 32919 Attention: Charles J. Greene Tel. No.: (321) 727-9268 Facsimile No.: (321) 727-9648
     If to the Dealer:

Citigroup Global Markets Inc. 390 Greenwich Street, 5th Floor New York, NY 10013 Attention: Money Markets Origination Tel. No.: (212) 723-6378 Facsimile No.: (212) 723-8624
12.	Miscellaneous. This Agreement is to be delivered and performed, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York.

(a) The Company agrees that any suit, action or proceeding brought by the company against the Dealer in connection with or arising out of this Agreement or the offer and sale of Notes shall be brought solely in federal or state court, located in the Borough of Manhattan, City and State of New York.

(b) This Agreement may be terminated, at any time, by the Company, upon notice to such effect to the Dealer, or by the Dealer, upon notice to such effect to the Company. Any such termination, however, shall not affect the obligations of the Company under Sections 9 and 10 hereof or the rights or responsibilities of the parties arising prior to the termination of this Agreement.

(c) This Agreement may not be assigned by the Company without the prior consent of the Dealer and any such assignment without such consent shall be null and void. This Agreement may be assigned or transferred by the Dealer to any affiliate of the Dealer upon at least 30 days prior written notice to the Company.

(d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party hereto may execute this Agreement by signing one or more counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ James M. Hennessy
James M. Hennessy
Managing Director

HARRIS CORPORATION
By:	/s/ Charles J. Greene
Charles J. Greene
	Title:	Vice President Tax and Treasurer

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